INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Enterbank Holdings, Inc. on Form S-4 of our report dated March 23, 2000 appearing in the Annual Report of Commercial Guaranty Bancshares, Inc. for the year ended December 31, 1999, appearing in the joint proxy statement/prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such joint proxy statement/prospectus.


/s/ Deloitte & Touche LLP


April 27, 2000
Kansas City, Missouri